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                                                                   EXHIBIT 10.34

                  [Letterhead of LaSalle Re Holdings Limited]


                                                            9 September 1997


Donald P. Koziol, Jr.
President,
Aon Specialty Group Inc.,
123 North Wacker Drive,
Chicago,
Illinois, 60606.


Dear Don,

RE: AON CONTRACT
----------------

In a spirit of goodwill we have agreed to move toward the compromise of the middle ground. We both are mindful of the need to find a balanced solution which is fair to all the shareholders of LaSalle and to the Service Provider.

The understanding would be:

1. Aon will fulfill its obligations and commitments through September 30, including all costs incurred to date but not yet invoiced and reimbursed by Aon.

2. LaSalle will not authorize any further expenditure of a material nature (without Aon's approval) between now and September 30.

3. Aon will provide the services of Drew Caldwell exclusively dedicated to LaSalle until April 1, 1998, if needed at no cost to LaSalle. Aon anticipates that Phase I and II implementation will be within the $1.5m budget.

4. Subject to the foregoing, LaSalle will pay Aon a total of $1.5m (payable in quarterly installments) commencing October 1, 1997, to reflect the value of all real and intellectual assets (including 75% of the book value of the Senator system) which will then become the absolute property of LaSalle. Assets purchased after April 1, 1997, will be reimbursed 100% to Aon and is in addition to the above negotiated amount.

5. The above payment will be in addition to fees paid under the contract of $2.5m (pro rata of $3.3m) to September 30.
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LaSalle Re Holdings Limited
Page 2
December 2, 1997


6. Additionally Aon has the opportunity to make a pro rata profit commission to September 30 contingent upon our maintaining a favorable loss experience through December 31 as more fully described in the contract.

I sincerely hope that when all aspects of the Aon/LaSalle relationship is factored in, as well as the four year result of the Service Agreement, that this offer will be acceptable.

Yours sincerely,

/s/ Victor


Signed: /s/ Victor H. Blake              Signed: /s/ Don Koziol
        ----------------------                   -----------------------------
        V. H. Blake                              Don Koziol
        Chairman, President & CEO                President
        LaSalle Re                               Aon Speciality Group

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